                                  REAL ESTATE

                               PURCHASE AND SALE

                                   AGREEMENT



                                    between

              THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP,
                   a Florida limited partnership, as Seller


                                      and

                      BROOKDALE LIVING COMMUNITIES, INC.,
                          a Delaware corporation, as
                                   Purchaser

                                      for

                        The Classic at West Palm Beach
                              6100 Common Circle
                           West Palm Beach, Florida

LISTS OF EXHIBITS AND SCHEDULES
-------------------------------


EXHIBIT A - LEGAL DESCRIPTION OF REAL PROPERTY

EXHIBIT B - RENT ROLL

EXHIBIT C - LICENSES AND PERMITS

EXHIBIT D - SERVICE CONTRACTS

EXHIBIT E - ESCROW AGREEMENT

EXHIBIT F - DUE DILIGENCE MATERIALS

EXHIBIT G - WARRANTY DEED

EXHIBIT H - BILL OF SALE

EXHIBIT I - ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT J - MORTGAGEE'S ESTOPPEL CERTIFICATE

EXHIBIT K - LEASING STANDARDS

TABLE OF CONTENTS
-----------------


Section                                                                    Page
-------                                                                    ----
 1.      Definitions, and Agreement of Sale and Purchase.................

 2.      Purchase Price and Earnest Money................................

 3.      Purchaser's Pre-Closing Activities and Obligations..............

 4.      Feasibility Period..............................................

 5.      Conditions Precedent and Closing................................

 6.      Documents.......................................................

 7.      Brokerage and Other Commissions.................................

 8.      Prorations, Credits and Adjustments.............................

 9.      Possession and Loss by Fire or Other Casualty...................

10.      Title Insurance and Survey......................................

11.      Taking or Condemnation..........................................

12.      Seller's Covenants..............................................

13.      Remedies........................................................

14.      Representations and Warranties of Purchaser.....................

15.      Representations and Warranties of Seller........................

16.      Notices.........................................................

17.      No Assignment...................................................

18.      Miscellaneous...................................................

                             REAL ESTATE PURCHASE
                              AND SALE AGREEMENT
                              ------------------


THIS REAL ESTATE PURCHASE AND SALE AGREEMENT is made as of the _____ day of July, 1997 by and between THE CLASSIC AT WEST PALM BEACH LIMITED PARTNERSHIP, a Florida limited partnership (said limited partnership being herein referred to as "Seller") and BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (said corporation being herein referred to as "Purchaser"), in consideration of, subject to and in accordance with the following terms, covenants and conditions.

1.  Definitions, and Agreement of Sale and Purchase.

1.01 Any initially capitalized term herein used, exclusive of proper names, shall have the meaning assigned to such term in this Agreement, unless the context otherwise expressly states.

1.02 In addition to the terms which may be elsewhere defined in this Agreement, each of the following terms, whenever in this Agreement used, shall have the meaning set forth in this Section 1.02:

     "Agreement" means this Agreement and all the Exhibits and Schedules attached to and made a part of this Agreement;

     "Agreement Date" means the later of the dates upon which Seller and Purchaser have caused this Agreement to be executed as evidenced by the dates set forth below their signatures on the last page of this Agreement;

     "Authorities" means any governmental or quasi-governmental body or agency having jurisdiction over the Property and/or Seller including, without limitation, the United States, the State of Florida, the City of West Palm Beach and the County of Palm Beach;

     "Appurtenances" means all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals and oil, gas and other hydrocarbon substances on and under the Land; development rights; air rights; easements; rights of way; sidewalks; and all other appurtenances used in connection with the beneficial use and enjoyment of the Land; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Real Property;

     "Business Day" means each day other than Saturday, Sunday and legal holidays in the State of Florida or Illinois;

     "Claim Period" means the period of time commencing on the Closing Date and terminating on the first anniversary of the Closing Date at 5:00 p.m. (West Palm Beach, Florida time);

     "Closing" means the consummation of the transaction contemplated by this Agreement;

     "Closing Date" means (a) the date thirty (30) days after the expiration of the Feasibility Period, or (b) such other date to which Seller and Purchaser may hereafter mutually agree in writing; provided, however, that if any or all of Sections 13.01 or 13.02 hereafter become operative, the Closing Date shall be determined in accordance with the provisions of whichever of said Sections is operative or, if more than one said Sections are operative, the provisions of the Section which renders the latest date;

     "Feasibility Period" means a period commencing on July 11, 1997 and ending at 5:00 p.m. (West Palm Beach, Florida time) on August 25, 1997, as may be extended pursuant to Section 4.02;

     "Governmental Regulations" means any applicable laws, ordinances, rules, and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous wastes, the Americans with Disabilities Act, occupational health and safety, and building and fire codes) of any of the Authorities bearing on the construction, alteration, rehabilitation, maintenance, use, operation, or development of the Property;

     "HUD" means the U.S. Department of Housing and Urban Development, which has co-insured the Mortgage;

     "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and other improvements constructed and located on the Real Property;

     "Intangible Property" means all of Seller's interest in the assignable intangible property, to the extent assignable, consisting of: (a) any and all Licenses and Permits and other approvals in effect on the Closing Date and necessary for the current use and operation of the Real Property; (b) any and all warranties, contractual rights, rebates and indemnities or other rights used or owned in connection with the ownership or operation of the Real Property; and (c) telephone numbers, trade names, including the name "The Classic at West Palm Beach", and other intangible property owned or used in connection with the ownership or use of the Real Property;

     "Land" means the parcel or parcels of land legally described on Exhibit A attached hereto and made a part hereof;

     "Leases" means those leases, residency, occupancy and ancillary agreements listed on Exhibit B attached to and made a part of this Agreement and any such agreements entered into by Seller in respect of the Property after the date of this Agreement and prior to the Closing Date pursuant to Section 12.01;

     "Licenses and Permits" means all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by Authorities to Seller in connection with the ownership, use and operation of the Real Property including, without limitation, those Licenses and Permits listed on Exhibit C attached hereto and made a part hereof;

     "Loan" means that certain loan made by Mortgagee to Seller evidenced by the Note and other Loan Documents;

     "Loan Documents" mean, collectively, the Note, the Mortgage and all other documents and instruments evidencing, securing or made in connection with the Loan;

     "Mortgage" means that Mortgage made by Seller in favor of PW Funding, Inc., dated January 13, 1989, securing the Note, and evidencing a first mortgage lien on the Real Property;

     "Mortgagee" means Whitehall Funding Inc., as holder of the Note and Mortgage;

     "Note" means that certain Promissory Note made by Seller in favor of the Mortgagee dated January 13, 1989, in the original principal amount of $22,643,400.00, as amended, and on or about the Agreement Date the current principal balance of which is approximately $22,157,520.00;

     "Person", which may be expressed in the singular or plural form, means (a) any individual, corporation, association, limited liability company, cooperative business trust, estate, trust or partnership, (b) any two or more of the entities described in clause (a) having a joint or common interest or enterprise, (c) any governmental or quasi-governmental body, authority or agency, or (d) any other legal entity;

     "Personal Property" means all furniture, furnishings, equipment, signage and other tangible personal property owned by Seller that is located at the Real Property and used in connection with the management, operation or repair of the Real Property, including, without limitation, those items of personal property listed on an inventory to be jointly prepared by Seller and Purchaser during the Feasibility Period;

     "Permitted Exceptions" means all (a) exceptions to title to the Real Property which are accepted by Purchaser pursuant to Section 10.02, (b) exceptions to title to the Real Property created prior to the Closing Date with the prior written consent of Purchaser, (c) the Leases, (d) acts done or suffered by, and judgments against, Purchaser or any Person claiming or to claim by, through or under any of Purchaser, (e) those Unpermitted

     Exceptions which are accepted by Purchaser pursuant to Section 10.05, (f) those Unpermitted Exceptions which are discharged or satisfied, cured or corrected, or insured or endorsed over pursuant to Sections 10.03 and 10.04, and (g) those exceptions to title occurring or arising pursuant to
     Section 11.02;

     "Property" means, collectively or severally, as the context requires, the Real Property, the Personal Property, the Intangible Property, the Service Contracts and the Records and Plans;

     "Purchaser's Affiliates" means any Person controlling, controlled by or under common control with Purchaser, it being agreed that, for the purposes hereof, the concept of control shall mean, in the case of an individual, any relationship based on marriage or blood and, in all cases, any relationship based on ownership or voting rights in excess of ten percent (10%) of the equity of the Person or on the ability to direct, by affirmative or negative action or by omission, the business and affairs of the Person;

     "Purchaser's Default", which may be expressed in the singular or plural form, means any failure in the payment, performance or observance of or in compliance with any of the covenants, agreements, representations, warranties and obligations of Purchaser under this Agreement in any material respect;

     "Purchaser's Group" means Purchaser and all the directors, officers, employees, agents and independent contractors of Purchaser;

     "Real Property" means the Land, together with the Improvements and the Appurtenances;

     "Records and Plans" means, to the extent in the possession or control of Seller or any of Seller's Group, (a) all rent rolls, all financial and other books, reports and records maintained by Seller in connection with the ownership, operation and maintenance of the Property, (b) all preliminary, final and proposed building plans and specifications (including "as-built" drawings) respecting the Improvements, and (c) all structural reviews, architectural drawings and engineering, environmental, soils, seismic, geologic and architectural reports, studies and certificates and other similar documents pertaining to the Property;

     "Seller's Default", which may be expressed in the singular or plural form, means any failure in the payment, performance or observance of or in compliance with any of the covenants, agreements, representations, warranties and obligations of Seller under this Agreement in any material respect;

     "Seller's Group" means collectively Seller and all the partners, members, directors, officers, employees, agents, and independent contractors of Seller at any time and from time to time;

     "Service Contracts" means those assignable design contracts, space planning contracts, construction contacts, subcontracts and purchase orders, utility contracts, water and sewer service contracts, maintenance contracts, management contracts and equipment leases, to which Seller or Seller's managing agent is a party and which relate to the Property and which are listed on Exhibit D;

     "Title Insurer" means Attorney's Title Insurance Fund, Inc., of Orlando;
     and

     "Unpermitted Exceptions" means the exceptions to title to the Real Property, other than Permitted Exceptions.

1.03 Seller hereby agrees to sell and to convey, assign and transfer or cause to be conveyed, assigned and transferred to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property, subject to and in accordance with the terms and conditions, representations, warranties and agreements set forth in this Agreement.

2.  Purchase Price and Earnest Money.

2.01 Purchaser agrees to pay or cause to be paid to Seller, as the purchase price (the "Purchase Price") for the Property, the sum of Twenty-Eight Million and No/100 Dollars ($28,000,000.00) which shall be paid and satisfied at the Closing as follows:

     (i)  the assumption of the Loan; and

     (ii) the balance of the Purchase Price, plus or minus net prorations, adjustments and credits as herein provided, in cash by wire transfer or other immediately available funds.

2.02 Purchaser shall, within five (5) Business Days following the Agreement Date, deliver to the Title Insurer the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) as earnest money to be held by the Title Insurer in escrow pursuant to the terms of an Escrow Agreement substantially in the form attached herein as Exhibit E and made part hereof, which shall be increased by an additional Five Hundred Thousand and No/100 Dollars ($500,000.00) at the expiration of the Feasibility Period (the sum on deposit at any time with the Title Insurer pursuant to this Section 2.02, together with the earnings thereon is herein referred to as the "Earnest Money").

2.03 The Earnest Money shall be invested and, together with any earnings thereon, shall be, if necessary, reinvested, by the Title Insurer in a money market account, or such other investments designated by Purchaser. Unless otherwise expressly herein provided, the Earnest Money shall, at the Closing, be paid to Purchaser.

3. Purchaser's Pre-Closing Activities and Obligations.

3.01 From and July 11, 1997 until the Closing or earlier termination of this Agreement, Purchaser's Group or any of them, shall have the right and license to enter on the Real Property at any time, and from time to time, after reasonable notice to Seller, for the purpose of conducting (a) surveys (topographical, boundary and geological), (b) soil borings and tests, (c) traffic, engineering, hydrological and drainage studies, (d) environmental studies, and (e) engineering, structural and other studies of the Improvements (f) an appraisal, and (g) such other tests, studies, inspections and evaluations as Purchaser shall require (all of the foregoing together with such other activities described in Section 4 being herein collectively referred to as "Purchaser's Pre-Closing Activities").

3.02 Purchaser's Pre-Closing Activities shall be exercised and conducted, in all respects, in a commercially reasonable manner by Purchaser's Group in compliance with all Governmental Regulations.

3.03 (i) Purchaser shall, at Purchaser's expense, promptly cause (a) all borings resulting from Purchaser's Pre-Closing Activities to be plugged or capped in a safe manner, (b) all Property, if any, damaged or destroyed by Purchaser's Group, or any of them, to be repaired, restored or replaced and
     (c) all debris, if any, resulting from or in connection with Purchaser's Pre-Closing Activities to be removed from the Property.

          (ii) Purchaser's Group shall exercise the rights of entry herein granted to Purchaser's Group in a manner so as not to (a) unreasonably disturb or interfere with any of the tenants or occupants under the Leases ("Tenants") or (b) breach or violate, any of the terms, covenants and conditions of the Leases.

          (iii) Purchaser shall not take any actions or do anything, and shall not permit or cause any of Purchaser's Group to take any action or do anything, which would cause any change in or constitute any breach or violation of any of the License and Permits.

3.04 Purchaser hereby agrees to pay, and to indemnify, protect, save, defend and hold forever harmless, Seller from and against all liabilities, obligations, claims, damages, judgments, awards, penalties, costs and expenses, including, without limitation, court costs, expert witness fees and reasonable attorneys' fees and expenses at trial and on appeal, which Seller may incur, suffer or sustain, or for which Seller may become obligated or liable by reason of:

          (i) any breach or violation by Purchaser's Group, or any of them, of the provisions of Sections 3.02 or 3.03;

          (ii) any injury to or death of persons or loss of or damage to property in connection with, or as a result of, any entry or entries upon, or use of, the Property by Purchaser's Group, or any of them; and

          (iii) any labor or services performed or any materials furnished by or for the account or benefit, or at the sufferance, of Purchaser in respect of the Property.

4. Feasibility Period.

4.01 This Agreement and the obligations of Purchaser hereunder are subject to and conditioned upon Purchaser, at its own expense, being satisfied, in its sole discretion, with its "Feasibility Review" (as such term is defined below) during the Feasibility Period.

4.02 On or before July 18, 1997, Seller shall make available to Purchaser at the office of the Purchaser in Chicago, Illinois, or the location of the Property as designated by Purchaser in writing each of the following items and within five (5) Business Days following any subsequent written request such other items as Purchaser may subsequently request, provided any such subsequent request must be made no later than five (5) Business Days prior to the expiration of the Feasibility Period (individually or collectively, as the context may require, the "Feasibility Materials") in respect of the Property for review by Purchaser and its consultants and independent contractors ("Feasibility Review"):

          (i) copies of all Leases, together with a current copy the rent roll attached hereto as Exhibit B;

          (ii) copies of Service Contracts listed on Exhibit D.

          (iii) copies of the most recent tax bills and value renditions with respect to the Property and copies of all notices and documents for any assessments relating to the Property;

          (iv) existing survey of the Property;

          (v) copies of all existing title policies insuring title to the Property;

          (vi) copies of monthly operating statements for the calendar years 1995 and 1996, and corresponding year-to-date information for calendar year 1997, showing current income and expense items, itemization of all capital expenditures made during the respective periods and a schedule of all employees employed by Seller in the operation of the Property, setting forth the terms of any contract with them;

          (vii)  a list and copies of all Records and Plans;

          (viii) a list and copies of the Licenses and Permits and a copy of any notice of any statute or code violation pertaining to the Property, including and any documents pertaining to the resolution thereof;

          (ix) copies of all Loan Documents;

          (x) such additional items specified on Exhibit F attached hereto and made a part hereof; and

          (xi) the Commitment and Survey pursuant to Section 10.01 (which shall be delivered on or before the date specified in such Section).

If Seller fails to deliver any of the Feasibility Materials by said date specified above, then Purchaser may extend the Feasibility Period one Business Day for each Business Day beyond said specified date that Seller fails to deliver the Feasibility Materials, and Purchaser shall give written notice to Seller of its election to so extend.

4.03 If, at any time during the Feasibility Period, Purchaser is not satisfied with its Feasibility Review, Purchaser shall give written notice to Seller, on or before the expiration of the Feasibility Period, of its election to terminate this Agreement. If Purchaser fails to give notice as required in this Section
4.03 on or before the expiration of the Feasibility Period, then Purchaser shall be deemed to have elected to waive such condition.

4.04 If Purchaser elects to terminate this Agreement in accordance with Section 4.03, Seller shall cause the Earnest Money to be returned to Purchaser and Seller and Purchaser shall be released from their respective obligations and liabilities under this Agreement, subject to Section 18.14 hereof.

5.  Conditions Precedent and Closing.

5.01 The following shall be additional conditions precedent to Purchaser's obligation to perform under this Agreement:

          (i) At or prior to the Closing Date, Purchaser shall have received from the State of Florida Agency for Health Care Administration (the "Agency") approval of the assignment of the Assisted Living Facility License by Seller to Purchaser or the issuance of a new license by the Agency to Purchaser for the operation of the Property as an Assisted Living Facility under Chapter 400, Part III, Florida Statutes;

          (ii) At or prior to the Closing Date, Purchaser shall have received from each of HUD and the Mortgagee a consent to the assumption of the Loan by Purchaser which consent shall not impose upon Purchaser any additional or further terms or conditions not presently set forth in the Loan Documents and which shall not impose any fees or expenses other than the standard processing fee of $1.50 per $1,000 of the original mortgage amount and reasonable attorney's fees incurred by HUD and/or the Mortgagee in connection with processing the application for transfer;

          (iii)  Intentionally Omitted;

          (iv) At the Closing, the Title Insurer shall be ready, willing and able to issue the owner's policy of the title insurance described in
     Section 10.02 hereof;

          (v) Purchaser's receipt at Closing of the Mortgagee Estoppel Certificate required pursuant to Section 6.01(viii) hereof;

          (vi) There shall be no existing Seller's Defaults not previously waived in writing by Purchaser; and

          (vii) All of Seller's representations and warranties contained herein and in any other written documents delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct in all material respects when made and being true and correct as of the Closing Date.

Purchaser shall diligently pursue and Seller shall use all commercially reasonable efforts in cooperating with Purchaser in order to fulfill the conditions precedent set forth in clauses (i), (ii) and (v) above by completing such requests and applications necessary to obtain such approvals and consents
and the Mortgagee Estoppel Certificate.   If the conditions precedent set forth
in clauses (i), (ii) and (v) above are not timely satisfied the Closing Date may be extended, at Purchaser's option, by written notice to Seller, a reasonable period of time but not to exceed an additional thirty (30) days, if required to allow the foregoing conditions to be satisfied to Purchaser's satisfaction, subject to Purchaser's further rights to terminate this Agreement upon the expiration of the period of any such extension if all such conditions have not then been satisfied. If any of the foregoing conditions are not satisfied on or before the date specified, Purchaser shall give written notice to Seller, on or before the date specified, of its election to terminate this Agreement. If Purchaser fails to give notice on or before the date specified, then the conditions hereunder shall be deemed satisfied or waived and this Agreement shall continue in full force and effect and the Closing shall take place on the then scheduled Closing Date. If Purchaser elects to terminate this Agreement as provided in this Section 5.01 then this Agreement shall automatically terminate without further liability of either party, except as otherwise provided in
Article 13 or Section 18.14 hereof. Upon terminating under this Section 5.01, Purchaser shall be entitled to immediate refund of the Earnest Money and each party shall bear its own expenses incurred in connection with this Agreement.

          5.02 The obligations of Seller to perform under this Agreement are subject to and conditioned upon the absence of any existing Purchaser's Defaults not previously waived in writing by Seller. Seller may, at Seller's sole option, elect to waive this condition precedent to performance of its obligations hereunder by giving written notice to Purchaser of such election at any time on or before the Closing Date. If Seller elects to waive any such conditions precedent, this Agreement shall continue in full force and effect.

          5.03 The Closing shall occur on the Closing Date at the offices of the Title Insurer in West Palm Beach, Florida.

6.  Documents.

6.01 Unless otherwise herein expressly provided, Seller shall, at Closing, deliver or cause to be delivered, to the Title Insurer (with copies to Purchaser or counsel to Purchaser) the originals of the following documents:

          (i) Warranty Deed, in the form attached to and made a part of this Agreement as Exhibit G ("Deed"), executed by Seller, conveying to Purchaser fee simple title to the Real Property subject only to the Permitted Exceptions;

          (ii) Bill of Sale, in the form attached to and made a part of this Agreement as Exhibit H, executed by Seller, conveying title to the Personal Property to Purchaser;

          (iii) Affidavit, in the customary form of the Title Insurer executed by Seller, as to matters pertaining to parties in possession and mechanic's liens;

          (iv) Assignment and Assumption Agreement, in the form attached to and made a part of this Agreement as Exhibit I ("Assignment and Assumption Agreement"), executed by Seller, assigning and transferring to Purchaser, all the right, title and interest of Seller in and to the Leases, the Intangible Property, the Service Contracts and the Records and Plans;

          (v) Completed declarations or statements, executed by or on behalf of Seller, in the form prescribed by governmental authority to be filed in connection with the payment of the documentary stamp or transfer tax imposed on the transfer of title to the Property;

          (vi) The originals or, if originals are not available, true and correct copies thereof as certified by Seller, of all Leases together with notices addressed to each and all of the Tenants of the change in ownership of the Property and place of payment of rent;

          (vii) Estoppel certificate in the form attached hereto as Exhibit J (the "Mortgagee Estoppel Certificate"), dated not more than three (3) Business Days prior to the Closing Date, from the Mortgagee;

          (viii) Non-foreign affidavit, in form sufficient to evidence the non-foreign exemption provided under Section 1445(f)(3) of the Internal Revenue Code, executed by an officer of Seller; and

          (ix) Counterpart of the "Closing Statement" (as such term is defined in Section 8.09) executed by Seller or its counsel.

6.02 Unless otherwise herein expressly provided, Purchaser shall, at the Closing, deliver or cause to be delivered to the Title Insurer (with copies to Seller or counsel to Seller) the originals of the following documents:

          (i) The cash portion of the Purchase Price;

          (ii) Affidavit, in customary form of the Title Insurer, executed by Purchaser as to matters pertaining to parties in possession and mechanics' liens;

          (iii) Counterpart of the Assignment and Assumption Agreement executed by Purchaser;

          (iv) Counterpart of the Closing Statement executed by Purchaser or its counsel; and

          (v) Completed declarations or statements, executed by or on behalf of Purchaser in the form prescribed by governmental authority to be filed in connection with the payment of the documentary stamp or transfer tax imposed on the transfer of title to the Property.

6.03  Seller shall deliver to Purchaser on or before the Closing:

          (i) Building supplies, keys and card keys appropriately tagged for identification with an accounting of keys known by Seller to be in the possession of others, and other items comprising the Personal Property;

          (ii) Originals of all Service Contracts and any warranties or guaranties received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repair or alternation of the Improvements;

          (iii) Originals or if originals are not available, certified copies of the Records and Plans;

          (iv)  Originals of all Licenses and Permits;

          (v) Originals of all Leases;

          (vi) All books and records (or copies thereof) relating to the operation and maintenance of the Property prior to the Closing Date;

          (vii) Originals or true and correct copies of all the Loan Documents;

          (viii) A rent roll certified by the general partner of Seller dated as of the Closing Date; and

          (ix) A statement certified by the general partner of Seller of all delinquent rents under the Leases dated as of the Closing Date.

7.  Brokerage and Other Commissions.

7.01 Seller hereby warrants to Purchaser that none of Seller's Group has dealt with any Person, other than Senior Housing Property Group, Inc. (the "Broker"), who would be entitled to the payment of a brokerage commission, finder's fee or other similar compensation in connection with the transaction hereby contemplated on account of the acts or omissions of Seller's Group or any of them. Seller agrees to pay, and to indemnify, defend, protect and hold forever harmless Purchaser from and against, any and all losses, costs, damages, expenses and liabilities, including, without limitation, court costs, expert witness fees and reasonable attorneys' fees and expenses at trial and on appeal, which Purchaser may incur, suffer or sustain, or for which Purchaser may become liable or obligated, by reason of or in connection with any right, claim, demand or damage made or asserted by any Person or Persons for the payment of a brokerage commission, finder's fee or other similar compensation on account of the acts or omissions of Seller's Group, or any of them, in connection with the transaction hereby contemplated. Purchaser agrees to pay the Broker a commission pursuant to a separate agreement between Purchaser and Broker. The provisions of this Section 7.01 shall survive Closing or the termination of this Agreement indefinitely

7.02 Purchaser hereby warrants to Seller that none of Purchaser's Group has dealt with any Person, other than the Broker, who would be entitled to the payment of a brokerage commission, finder's fee or other similar compensation in connection with the transaction hereby contemplated on account of acts or omissions of Purchaser's Group, or any of them. Purchaser agrees to pay, and to indemnify, defend, protect and hold forever harmless Seller's Group from and against, any and all losses, costs, damages, expenses and liabilities, including, without limitation, court costs, expert witness and reasonable attorneys' fees and expenses at trial or on appeal, which Seller's Group, or any of them, may incur, suffer or sustain, or for which Seller's Group, or any of them, may become liable or obligated, by reason of or in connection with any right, claim, demand or damage made or asserted by any Person or Persons, including, without limitation, the Broker, for the payment of a brokerage commission, finder's fee or other similar compensation on account of the acts or omissions of Purchaser's Group, or any of them, in connection with the transaction hereby contemplated.

8.  Prorations, Credits and Adjustments.

8.01 The following items in respect of the Property shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date and adjusted at the
Closing:

          (i) Subject to the provisions of Section 8.02, general real estate taxes;

          (ii) Subject to the provisions of Section 8.03, prepaid rents under the Leases;

          (iii) Security deposits and all other sums in escrow or reserve accounts (such as utility or tax reserves) held under the Leases shall be credited to Purchaser;

          (iv) Interest on the Note;

          (v) All sums held in escrows by the Mortgagee for real estate taxes, insurance premiums, replacement reserves or other escrows required under the Loan Documents or by Mortgagee shall be credited to Seller;

          (vi) All sums paid or payable under the Service Contracts for periods including the Closing Date;

          (vii) Any other items required under this Agreement to be prorated and adjusted at the Closing; and

          (viii) All other items of revenue and expense which, by local custom and practice, are prorated or adjusted between sellers and purchasers of real property similar in kind to the Property.

8.02 If, at the Closing Date, general real estate taxes for the current year are not fixed, but the assessed value of the Property is available for the current year, then general real estate taxes will be prorated based upon such assessment and one hundred ten percent (110%) of the prior year's tax rate. If, at the Closing Date, the current year's assessed valuation is not available, then general real estate taxes will be prorated on the basis of one hundred ten percent (110%) of the prior year's taxes discounted as if paid in November of such prior year. Purchaser and Seller shall reprorate general real estate taxes upon receipt of the tax bills for the year in which Closing occurs. This provision shall survive Closing for a period expiring ninety (90) days following receipt of such applicable tax bills.

8.03 As used in this Agreement, the term "rents" includes all rentals, additional rentals and any other sums and charges payable to Seller under the Leases or in the normal course by Tenants for services rendered in connection with their occupancy of the Property. Delinquent rents for the period prior to the Closing Date shall remain the property of Seller. Purchaser shall deliver to Seller any rents, net of the costs of collection, received by Purchaser which are properly allocable to rental periods occurring before the Closing Date. Without being obligated to do so, in the event Purchaser brings an action against a Tenant to collect any delinquent rents, it shall also make a claim in such action for such delinquencies relating to periods prior to the Closing Date. It shall be conclusively presumed between Purchaser and Seller that all rents received after the Closing Date from Tenants with rental delinquencies on the Closing Date shall be applied as follows: (i) first, to rent then due and payable to Purchaser (including any previously unpaid rent then due and payable to Purchaser), (ii) second, to the delinquent rents of such Tenant attributable to the calendar months prior to the Closing Date, and (iii) third, to future rent due and payable to Purchaser.

8.04 (i) Seller shall pay (a) the title insurance premium charged by the Title Insurer to issue its owner's policy of title insurance pursuant to
     Section 10.02 and the costs of any reinsurance, (b) the cost of the Survey, and (c) one-half (1/2) of the charges of the Title Insurer for its service as escrow agent.

          (ii) Purchaser shall pay (a) the cost of recording and filing of the Deed, (b) all intangible, documentary stamp, transfer, recordation or other taxes imposed on or in connection with the Deed, (c) one-half (1/2) of the charges of the Title Insurer for its service as escrow agent, and (d) all costs and fees imposed by Mortgagee in connection with the assumption of the Loan.

          (iii) Except as otherwise expressly provided, each of Seller and Purchaser shall pay its costs, fees and expenses incurred or sustained in connection with the negotiation and consummation of this Agreement and the transaction hereby contemplated.

8.05 Seller shall prepare a statement showing all prorations, adjustments and credits made and determined as provided in this Agreement and deliver the same
to Purchaser at least three (3) Business Days prior to the Closing Date.   Such
statement, after review and approval by Purchaser ("Closing Statement") shall, at the Closing, be executed and delivered by or on behalf of Seller and Purchaser.


9.  Possession and Loss by Fire or Other Casualty.

9.01 Seller shall, concurrently with the Closing, deliver or cause to be delivered to Purchaser possession of the Property subject only to the rights of the Tenants under the Leases.

9.02 If, at any time from and after the date of this Agreement and prior to the Closing, the Property or any part thereof shall be damaged or destroyed by fire or other casualty ("Casualty"), then in such event, Seller shall forthwith give to Purchaser written notice thereof.

9.03 If any such Casualty shall occur, then, unless this Agreement is terminated pursuant to Section 9.04, this Agreement shall remain in full force and effect and Purchaser shall consummate the transaction hereby contemplated upon the terms and conditions herein contained; provided, however, that Seller shall only be obligated to convey to Purchaser, and Purchaser shall accept the Property in its "AS IS" condition and further provided that:

          (i) If the proceeds of the insurance, including casualty and rent loss or business interruption coverages, have not then been paid to or for the benefit or account of, and received by Seller, then Seller shall assign and transfer or cause to be assigned and transferred, at the Closing, to Purchaser all rights and interests of Seller to such proceeds and Purchaser shall thereafter, at Purchaser's expense, bear all responsibility for the negotiation, settlement and collection thereof and Purchaser shall receive a credit against the Purchase Price for the deductible under any such policy or policies of insurance; provided however the proceeds of any rent loss or business interruption insurance shall be prorated for the period to which such proceeds relate as of the Closing Date; or

          (ii) If such insurance proceeds, or any part thereof, have been so paid and received by Seller, then Seller shall, at the Closing, pay to Purchaser, or give to Purchaser as a credit against the Purchase Price, an amount equal to such award so paid and received plus the amount of the deductible under any such policy or policies of insurance; provided however the proceeds of any rent loss or business interruption insurance shall be prorated for the period to which such proceeds relate as of the Closing Date.

9.04 In the event that at any time from and after the date of this Agreement and prior to Closing, any Casualty occurs and by reason thereof, all the Property or a material part thereof (the term "material" as here used shall be deemed to refer to a Casualty (i) affecting any area of the Property not occupied as living quarters by Tenants and requiring in excess of Fifty Thousand and No/100 Dollars ($50,000.00) to repair or replace or (ii) affecting any other area and requiring in excess of Two Hundred Thousand and No/100 Dollars ($200,000.00) to repair or replace), then Purchaser may, at its election and upon written notice thereof given to Seller within thirty (30) days after the date of the notice from Seller terminate this Agreement, in which case Seller and Purchaser shall be released and discharged of and from their respective obligations under this Agreement, subject to Section 18.14 hereof, and except that (i) the Earnest Money shall be forthwith returned to Purchaser, and (ii) Purchaser shall have no claim or right in and to the proceeds of insurance resulting from any such Casualty.

10.  Title Insurance and Survey.

10.01 Seller shall deliver to Purchaser or counsel to Purchaser on or before August 11, 1997, the following:

          (i) a preliminary title report ("Commitment") committing the Title Insurer to issue its owner's policy of title insurance covering title to the Real Property with an ALTA 3.1 zoning endorsement, if available, and such other endorsements as Purchaser may reasonably require together with copies of all documents referred to therein; and

          (ii) a current plat of survey ("Survey") of the Real Property prepared by a licensed Florida land surveyor, certified to and for the benefit of Seller, Purchaser and the Title Insurer as being prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Surveys adopted in 1992, for an Urban Survey, with such Table A requirements as Purchaser may reasonably require.

The Commitment shall be conclusive evidence of good and indefeasible title as therein shown as to all matters to be insured by the policy of title insurance, subject only to the exceptions, qualifications and limitations as therein stated. Within ten (10) Business Days following receipt of the last to be delivered of the Commitment and the Survey, Purchaser shall give notice to Seller of those exceptions contained in the Commitment which Purchaser finds acceptable and such exceptions shall be deemed "Permitted Exceptions" as defined in Section 1.02.

10.02 The obligation of Purchaser to close the transaction hereby contemplated shall, in addition to other conditions herein stated, be subject to the condition that, at the Closing, the Title Insurer be prepared to issue its owner's policy of title insurance pursuant to the Commitment (and the Title Insurer shall issue a new Commitment or update the existing Commitment to the date of Closing to so insure), insuring title to the Real Property in Purchaser, in an amount equal to the Purchase Price, subject only to the Permitted Exceptions with the deletion of or endorsement over the standard exceptions customarily contained in a commitment for an owner's policy of title insurance issued by the Title Insurer and with such endorsements as Purchaser may reasonably require. The Title Insurer shall obtain ALTA facultative reinsurance agreements for all amounts above Five Million and No/100 Dollars ($5,000,000.00) providing for direct access by the insured.

10.03 If the Commitment shall disclose any Unpermitted Exceptions which constitute interests, encumbrances or liens of definite or liquidated amounts and such Unpermitted Exceptions may be discharged or satisfied by the payment of money, then to the extent such Unpermitted Exceptions do not exceed, in the aggregate, the cash portion of the Purchase Price, Seller shall discharge or satisfy the same (i) prior to the Closing, by using its own funds or (ii) at the Closing, by using the Purchase Price so long as all conditions to the payment of the Purchase Price to Seller have been satisfied or waived; provided, however, that if any Unpermitted Exceptions constitute mechanics' or materialmen's liens, then Seller may, at its election, provide, in lieu of the discharge or satisfaction thereof, a bond in accordance with law and, otherwise, in form and amount as may be required by the Title Insurer to delete such Unpermitted Exceptions.

10.04 If the Commitment shall disclose any Unpermitted Exceptions which do not constitute interests, encumbrances or liens of definite or liquidated amounts, then Seller shall have a period ending on the date five (5) days before the expiration of the Feasibility Period to cure or correct such Unpermitted Exceptions or, if Seller, after exercising reasonable diligence, is unable to cure or correct any such Unpermitted Exceptions, then, if available, to cause the Title Insurer to commit to insure Purchaser and all subsequent owners and lenders of all or any part of the Property affected by any such Unpermitted Exceptions, by affirmative endorsement reasonably satisfactory to Purchaser, against any loss or damage resulting from any such Unpermitted Exceptions, all at Seller's expense.

10.05 In the event that any Unpermitted Exceptions are not discharged or satisfied as provided in Section 10.03 or cured or corrected or insured over as provided in Section 10.04, then Seller shall give notice thereof to Purchaser at or prior to the expiration of the period specified in Section 10.04 and Purchaser may, upon notice thereof given to Seller on or before the Closing Date, elect to (i) accept title to the Property, subject to the then undischarged or unsatisfied, uncured or uncorrected, or uninsured Unpermitted Exceptions in which case such Unpermitted Exceptions shall be deemed Permitted Exceptions and the transaction hereby contemplated shall be consummated at the Closing, without adjustment of the Purchase Price or payment of consideration of any kind to Purchaser on account of such Unpermitted Exceptions, or (ii) terminate this Agreement in which case Seller and Purchaser shall be released and discharged of and from their respective obligations under this Agreement to sell and purchase the Property and the provisions of Section 13.02(iii) shall be operative and binding on Seller and Purchaser.


11.  Taking or Condemnation.

11.01 If, at any time from and after the Agreement Date and prior to the Closing, Seller shall receive notice the Property or any part thereof shall be taken or condemned under or pursuant to eminent domain proceedings ("Taking"), then in such event, Seller shall forthwith give to Purchaser written notice thereof.

11.02 If any such eminent domain proceedings shall be instituted or threatened, then, unless this Agreement is terminated pursuant to Section 11.03, this Agreement shall remain in full force and effect and Purchaser shall consummate the transaction hereby contemplated upon the terms and conditions herein contained; provided, however, that Seller shall only be obligated to convey to Purchaser, and Purchaser shall accept (a) the Property less that portion so taken or condemned, and (b) title to the Property subject, in addition to other Permitted Exceptions, to such exceptions thereto as may occur or arise by reason of such Taking, and provided, further, that:

          (i) If the condemnation award has not then been paid to or for the benefit or account of, and received by Seller, then Seller shall assign and transfer or cause to be assigned and transferred, at the Closing, to Purchaser all rights and interests of Seller in the Property so taken or condemned and in such award and Purchaser shall thereafter, at Purchaser's expense, bear all responsibility for the negotiation, settlement and collection thereof from the condemning authority; or

          (ii) If the condemnation award, or any part thereof, has been so paid and received by Seller, then Seller shall, at the Closing, pay to Purchaser, or give to Purchaser as a credit against the Purchase Price, an amount equal to such award so paid and received.

11.03 In the event that at any time from and after the date of this Agreement and prior to the Closing, any eminent domain proceedings shall be instituted by any public or quasi-public authority or utility company, then Purchaser may, at its election and upon written notice thereof given to Seller within thirty (30) days after receipt of Seller's notice pursuant to Section 11.01 terminate this Agreement, in which case Seller and Purchaser shall be released and discharged of and from their respective obligations under this Agreement, subject to
Section 18.14 hereof, and except that (i) the Earnest Money shall be forthwith returned to Purchaser, and (ii) Purchaser shall have no claim or right in and to the award or other proceeds resulting from any such eminent domain proceedings.

12.  Seller's Covenants.

12.01  Seller covenants and agrees with Purchaser as follows:

          (i) Seller shall not, without the prior written consent of Purchaser in each instance, (a) modify, amend or terminate (except for material breach or nonpayment of rent or other sums due) in any manner whatsoever, any of the Leases, (b) consent to the assignment or subletting of any of the Leases, or (c) enter into any new lease of the Property or any portion thereof or renew or extend any Lease which is not on the standard form of lease currently in use for the Property and which does not comply with the Leasing Standards set forth in Exhibit K attached hereto and made a part hereof (all such permitted leases shall be deemed to be included within the term "Leases"). If Seller desires to take any of the actions described in clauses (a), (b) or (c) of this Section 12.01(i), Seller shall so notify Purchaser. Purchaser shall have five (5) Business Days from receipt of Seller's notice to object in writing to any proposed action described in Seller's notice. If Purchaser fails to notify Seller on a timely basis of any objections, it shall be conclusively presumed that Purchaser consented to all of the actions described in Seller's notice and Seller may immediately implement such actions. If Purchaser notifies Seller of any objections to the actions proposed in Seller's notice and thereafter Seller and Purchaser cannot agree on a course of action within fifteen (15) Business Days of the date of Purchaser's notice of objections, Seller shall not take any action to which Purchaser has objected.

          (ii) Seller shall not, without the prior written consent of Purchaser in each instance, enter into any new commitments, contracts, licenses, options or other agreements of any kind affecting or relating to the Property except for agreements that are terminable on or before Closing Date and Leases that are governed by Section 12.01(i).

          (iii) If Seller removes any item of Personal Property prior to the Closing Date, Seller shall substitute therefor an item of like kind and comparable value.

          (iv) Subject to the provisions of Articles 9 and 11 hereof, Seller shall, between the Execution Date and the Closing Date, at Seller's sole cost and expense, maintain the Property in good order, condition and repair, reasonable wear and tear excepted, shall perform all work required to be done by the landlord under the terms of the Leases, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in the same manner as before the making of this Agreement and as though Seller were retaining the Property. Seller shall not make any alterations to the Property except as required under the Leases. Seller shall not, after the Agreement Date, without in each case obtaining Purchaser's prior written consent thereto, enter into, amend, extend (including by exercise of option), terminate or permit the early termination of any Service Contract or waive any rights of Seller thereunder. The foregoing notwithstanding, Purchaser's consent shall not be required for Seller to enter into or extend (including by exercise of option) any Service Contract, provided the term of such Service Contract does not extend more than thirty (30) days beyond the Closing Date.

          (v) At all times prior the Closing Date, Seller shall maintain and pay for fire and extended coverage insurance for the full replacement cost of the Improvements and Personal Property and other casualty coverage and public liability insurance in amounts no event less than the coverage in effect on the date of this Agreement and/or as may be required under the Leases.

          (vi) Seller shall immediately notify Purchaser of any fact or other circumstance which, if known by Seller on the Agreement Date or the Closing Date, would render any representation or warranty of Seller incorrect or incomplete.

          (vii) Without Purchaser's consent, Seller shall not (a) voluntarily subject any right, title or interest in or to this Property to any mortgage, pledge, lien or other hypothecation or encumbrance, or (b) transfer, convey or assign any right, title or interest in or to all or any portion of the Property.

12.02 Seller will at all times after the Agreement Date to and including the Closing Date operate the Property in a manner consistent with the operation of the Property on the date hereof and shall maintain in full force and effect all of the Licenses and Permits.

13.  Remedies.

13.01 (i) If, prior to or at the Closing Date as determined without regard to the provisions of Section 13.01(ii), a Purchaser's Default shall occur or exist, then Purchaser shall have a period ("Purchaser's Curative Period") expiring the earlier of the Closing Date or the fifth (5th) Business Day after the date of such Purchaser's Default, to correct or cure such Purchaser's Default.

          (ii) In the event that Purchaser's Default is corrected or cured within Purchaser's Curative Period, the Closing Date shall be the later of
     (1) the date determined in Section 1.02 or (2) the tenth (10th) Business Day following the date such Purchaser's Default has been cured or corrected, or on such other date to which Seller and Purchaser shall mutually agree in writing, provided that there are not other Purchaser's Defaults then pending and all other conditions precedent to the performance by Seller of its obligations under this Agreement have been satisfied or waived.

          (iii) If, within Purchaser's Curative Period, such Purchaser's Default is not cured or corrected then at the election of Seller and effective upon notice thereof given to Purchaser prior to or at 5:00 p.m. (West Palm Beach, Florida time) on the second (2nd) Business Day next following the date of expiration of Purchaser's Curative Period, this Agreement shall terminate and the parties hereto shall be released and discharged of and from all further obligation and liability under this Agreement, subject to Section 18.14, and except that exclusive of and in addition to the liability, if any, of Purchaser accruing as a result of Purchaser's breach of any of the representations, warranties and covenants deemed by Section 18.14 to survive any termination of this Agreement, or by reason of its failure to comply with the provisions of Section 13.01(iii)(a), the Title Insurer shall deliver the Earnest Money to Seller in full settlement and liquidation of all damages sustained by Seller, it being acknowledged and agreed that the damages sustained by Seller as a result of a material default by Purchaser hereunder, exclusive of and in addition to the liability of Purchaser accruing as a result of Seller's breach of any of the representations, warranties and covenants deemed by
     Section 18.14 to survive any termination of this Agreement, or by reason of its failure to comply with the provisions of Section 13.01(iii)(a), would be substantial but difficult to ascertain.

          (iv) Seller shall not be entitled, and hereby expressly waives its right, to exercise any and all rights, powers and remedies at law or in equity, other than such remedies as may be required to enforce the rights of Seller as specifically provided in Section 13.01(iii).

13.02 (i) If, prior to or at the Closing Date (as determined without regard to the provisions of Section 13.02(ii)), a Seller's Default shall occur or exist, then Seller shall have a period

     ("Seller's Curative Period") expiring the later of the (2nd) business day immediately preceding the Closing Date or the fifth (5th) business day after the date of Seller's Default, to correct or cure such Seller's Default.

          (ii) In the event that Seller's Default is corrected or cured within Seller's Curative Period, the Closing Date shall be the later of (1) the date determined in Section 1.02 or (2) the tenth (10th) Business Day following the date such Seller's Default has been cured or corrected, or on such other date to which Seller and Purchaser shall mutually agree in writing, provided that there are no other Seller's Defaults then pending and all other conditions precedent to the performance by Purchaser of its obligations under this Agreement have been satisfied or waived.

          (iii) If, within Seller's Curative Period, such Seller's Default is not cured or corrected then at the election of Purchaser and effective upon notice thereof given to Seller prior to or at 5:00 p.m. (West Palm Beach, Florida time) on the second (2nd) Business Day following the date of expiration of Seller's Curative Period, this Agreement shall terminate and the parties hereto shall be released and discharged of and from all further obligation and liability under this Agreement, subject to Section 18.14 hereof, and except that:

               (a) the Earnest Money shall be forthwith returned to Purchaser by the Title Insurer; and

               (b) exclusive of and in addition to the liability, if any, of Seller accruing as a result of Seller's breach of any of the representations, warranties and covenants deemed by Section 18.14 to survive any termination of this Agreement, (i) if such breach arises out of a willful act or omission of Seller, then Purchaser shall have all rights and remedies available at law or in equity on account thereof, including, to the extent permitted by law, consequential and punitive damages or specific performance of this Agreement, and (2) if such breach is not a result of a willful act or omission of Seller then Purchaser shall have the right to either obtain specific performance of this Agreement or recover its actual damages, but shall not be entitled to consequential or punitive damages.

     (iv) In the event that any representation or warranty made by Seller in this Agreement becomes untrue after the Agreement Date and prior to the Closing Date, Seller shall promptly notify Purchaser. Seller shall thereafter use commercially reasonable efforts so that such representation and warranty can be remade as of the Closing Date. If after using such commercially reasonable efforts such representation or warranty cannot be remade by Seller then, Purchasers remedy shall be to terminate this Agreement or to proceed with the consummation of the transaction contemplated hereby and unless such representation or warranty is untrue solely on account of the wilful act or omission of the Seller, Purchaser shall not have the remedy set forth in Section 13.02 (iii) (b).

13.03 (i) Except for any claims arising out of the fraud of Seller, Purchaser hereby agrees not to assert or to allow or cause the assertion of any claim against Seller after the expiration of the

Claim Period or such other period specified in this Agreement and hereby waives as to Seller any and all claims against Seller which claims arise, but are not asserted, within the Claim Period or such other period or arise at or after the Claim Period or such other period, on account of a breach or violation of the covenants, agreements, representations and warranties of Seller under this Agreement which expressly survive the Closing as provided in Section 18.14.

          (ii) In the event that any claim(s) shall be asserted by or on behalf of Purchaser against Seller prior to the expiration of the Claim Period or such other applicable period, then unless and until such claims (other than a claim based on a breach of Section 7.01 or on the fraud of Seller) exceed, in the aggregate, One Hundred Thousand and No/100 Dollars ($100,000.00), Purchaser shall not assert any such claims. However, if such claims exceed, in the aggregate, such amount, Seller shall be liable for any and all claims which Purchaser shall have hereunder.

          (iii) Except as expressly limited in this Agreement, the parties hereto shall be entitled to exercise, singly, successively or cumulatively and in any order, any and all rights, powers and remedies available at law or in equity on account of any breach or violation of any of the covenants, agreements, conditions, representations, warranties and obligations which survive the Closing.

13.04 In any suit, action or proceeding under this Agreement, the party hereto prevailing therein shall be entitled to reimbursement from the other party of all reasonable costs and expenses, including, without limitation, court costs, expert witness fees and reasonable attorneys' fees and expenses at trial and on appeal, incurred or sustained by the prevailing party in connection with such suit, action or proceeding, and all such costs and expenses shall be included in any order, judgment or decree issued or rendered therein.

14. Representations and Warranties of Purchaser. As of the Agreement Date and as of the Closing Date, Purchaser represents and warrants to and covenants with Seller that:

14.01 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its property and carry on its business as now being conducted.

14.02 Purchaser has all necessary power and authority to enter into this Agreement and to perform all of the obligations to be performed by Purchaser hereunder.

14.03 This Agreement has been duly and validly executed and delivered by Purchaser, and this Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

14.04 This Agreement and its consummation have been duly authorized and approved on behalf of Purchaser by all requisite action. Neither the execution and delivery by Purchaser of this

Agreement nor the consummation by Purchaser of the acquisition of the Property will conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of (i) any law, ordinance, rule or regulation of any governmental body, authority or agency, (ii) any judgment, order or decree of any court or any governmental authority or agency to which Purchaser may be subject, (iii) any material contract, material agreement or material instrument to which Purchaser is a party or by which Purchaser is bound or committed or (iv) Purchaser's Articles of Incorporation or By-Laws.

15. Representations and Warranties of Seller. As of the Agreement Date and as of the Closing Date, Seller represents and warrants to and covenants with Purchaser that:

15.01 Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite power and authority to own its property and carry on its business as now being conducted.

15.02 Seller has all necessary power and authority to enter into this Agreement and to perform all of the obligations to be performed by Seller hereunder.

15.03 This Agreement has been duly and validly executed and delivered by Seller, and this Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

15.04 The consummation by Seller of the sale of the Property will not conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of any law, any rule or regulation of any governmental or agency of any government or any judgment, order, or decree of any court or other agency of any government to which Seller may be subject, any material contract, material agreement, or material instrument to which Seller is a party or by which Seller is bound or committed.

15.05 Neither the execution and delivery of this Agreement, nor the consummation of the transaction with Purchaser will constitute an event which, with the lapse of time or action by a third party, could result in the creation of any lien, charge, or encumbrance upon the Property.

15.06 There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting Seller, at law or in equity, or before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which involve the possibility of any judgment or liability, not covered by insurance, and which may result in any material adverse change in the operation of the Property or in the condition, financial or other, of the Property, or which could prevent Seller's closing of this Agreement.

15.07 Seller has not received any written notice of any pending or proceedings or other actions by any Governmental Authority to rezone, condemn or impose any assessment, charge or encumbrance on the Property and Seller has received no notice of any pending nor has any actual knowledge of any threatened proceeding or action by any Governmental Authority to condemn the Property.

15.08 Seller has not entered into any agreement, contract or other document to sell, assign, transfer, convey, encumber or dispose of the Property or any part thereof or interest therein other than this Agreement.

15.09 Seller has received no written notice of failure by Seller to comply with any applicable Governmental Regulations.

15.10 To Seller's knowledge, (a) the Feasibility Materials are, and at the Closing Date will be, true and correct copies thereof, (b) the Service Contracts are, and at the Closing Date will be (subject to expiration of the term thereof or breach by the other party thereto), in full force and effect, and all such Service Contracts have been, or will be delivered to Purchaser pursuant to this Agreement, and (c) there is no default by Seller, nor any state of facts which with the passage of time or giving of notice or both, would constitute a default by Seller under any of the Service Contracts.

15.11 Seller (a) is not party to, or otherwise bound by, any collective bargaining agreement or multi-employer pension fund covering employees who service the Property, (b) has not entered into any oral or written agreements which would bind or obligate Purchaser to engage the services of any person as employee or independent contractor relating to the Property, and (c) is not involved in any current labor dispute with any maintenance or other personnel or employees of Seller.

15.12 Seller knows of no facts, nor has Seller failed to disclose to Purchaser any fact known to Seller, which would prevent Purchaser from using and operating the Property after the Closing Date in the manner in which the Property has been used and operated prior to the Agreement Date.

15.13 To Seller's knowledge (a) other than amounts disclosed by the tax bills delivered to Purchaser by Seller, no other real property taxes have been assessed against the Property for the current year, (b) other than as disclosed in the public records, there are not any special assessments or charges which have been levied against the Property, and (c) there are no intended public improvements which will result in any charge being levied against or in the creation of any lien upon the Property or any portion thereof.

15.14 The statements of Seller contained herein are true and correct in all material respects as of the date thereof and will be true and correct as of the Closing Date, and this Agreement and statements contained in the Feasibility Materials, considered in the aggregate, do not as of the date thereof and will not as of the Closing Date, omit any material fact necessary to make the statements of Seller contained herein or therein, in light of the circumstances under which they were made, not misleading.

15.15 To Seller's knowledge and except to the extent disclosed in the Feasibility Materials, as of the Agreement Date (a) the Property is not in violation of any applicable environmental law or regulation promulgated by any Authority (collectively, "Environmental Laws"); (b) neither Seller nor any prior owner or occupant of the Real Property has engaged in or permitted any release, dumping, discharge, disposal, spillage or leakage (whether legal or illegal, accidental or intentional) of substances or materials regulated under or defined as being a "hazardous material" or a "hazardous substance" under any Environmental Law ("Hazardous Materials") on the Property; and (c) there is no friable asbestos present upon the Property. Seller has received no written notice of any proceeding or inquiry by any Authority with respect to the presence of any Hazardous Substances on the Property or the migration thereof from or to other property.

15.16 Seller has received no written notice from any insurer that the condition, use or operation of the Property violates the terms of any insurance coverage applicable to the Property, and, to Seller's knowledge, the current condition, use or operation of the Property does not violate the terms of such insurance.

15.17 The copies of the Leases delivered or to be delivered by Seller to Purchaser are true and correct copies of such Leases and are in full force and effect, and include all modifications and amendments thereto in effect as of the date of such delivery; and the information set forth in the Rent Roll is true and complete as of the date such Rent Roll was made available to Purchaser and there are no leases of space in the Improvements and no material defaults under any of the Leases, except as set forth in the Rent Roll.

15.18 The annual audited statements for the Property delivered to Purchaser are true and correct and accurately reflect the financial condition of the Property for the periods to which such statements relate. The monthly operating statements for the Property delivered to Purchaser are true and correct in all material respects.

15.19 To Seller's best knowledge, the Licenses and Permits constitute all of the licenses and permits required for the normal use and operation of the
Property.   Seller has materially complied with all the terms of the Licenses and Permits designated on Exhibit C as the "Material Operational Licenses and Permits" and has not received any written notice that any of the Licenses or Permits will not be renewed upon expiration, or of any material conditions which will be imposed in order to receive any such renewal.

15.20 The Loan Documents are in full force and effect, the outstanding principal balance of the Loan on or about the Agreement Date is approximately $22,157,520.00, Seller is not in default thereunder and no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any of the Loan Documents.

16.  Notices.

16.01 All notices, requests, demands and other communications required or desired to be given hereunder shall be in writing signed by Seller or Purchaser, or their respective authorized agents or attorneys, as the case may be, and shall be deemed to have been properly given if (i) served in person, (ii) mailed, by United States registered or certified mail, full postage prepaid, return receipt requested (iii) sent by special courier service (e.g. Federal Express) or (iv) sent by telecopy, provided that in confirmation thereof, an executed original of such notice, request, demand or other communication is concurrently given by means of any other mode of delivery permitted hereunder, addressed as follows:

If to Seller:               Greystone & Company
                            1520 West 57th Street
                            60th Floor
                            New York, New York 10019
                            Attn: Ms. Connie Bagley
                            Telephone No.: (212) 956-2600
                            Telecopier No.: (212) 956-2244

With a copy thereof
to counsel to Seller:       Greenberg Traurig
                            One Commerce Square
                            2005 Market Street
                            Suite 2050
                            Philadelphia, PA 19103
                            Attn: Rachel Kipnes
                            Telephone No.: (215) 988-7800
                            Telecopier No.: (215) 988-7801

If to Purchaser:            Brookdale Living Communities, Inc.
                            77 West Wacker Drive
                            Chicago, Illinois  60601
                            Attn:  Matthew F. Whitlock
                            Telephone No.:  (312) 917-4288
                            Telecopier No.:  (312) 917-0460

                                      and


                            Brookdale Living Communities, Inc.
                            77 West Wacker Drive
                            Chicago, Illinois  60601
                            Attn:  Robert J. Rudnik
                            Telephone No.:  (312) 917-4234
                            Telecopier No.:  (312) 917-1684

With a copy thereof to                  Burke, Warren, MacKay & Serritella, P.C.
counsel to Purchaser:                   330 N. Wabash Avenue, 22nd Floor
                                        Chicago, Illinois  606011
                                        Attn: Douglas E. Wambach
                                        Telephone No.:  (312) 840-7019
                                        Telecopier No.:  (312) 840-7900

or to such other address in the United States of America as may from time to time be designated by the party to be addressed by notice to the other in the manner hereinabove provided.

16.02  Any notice, request, demand or other communication served as provided in
Section 16.01(i) shall be deemed to have been given and received on the date of actual receipt of such notice, request, demand or other communication. Any notice, request, demand or other communication mailed as provided in Section 16.01(ii) or sent as provided in Section 16.01(iii) shall be deemed to have been given and received on the earlier of (a) the date of actual receipt of such notice, request, demand or other communication, regardless of mode of delivery, or (b) the second Business Day next following the date of mailing by U.S. registered or certified mail or (c) the date of delivery to such special courier service of such notice, request, demand or other communication. Any notice, request, demand or other communication delivered as provided in Section 16.01(iv), shall be deemed to be given and received on the date the confirmation thereof is deemed received pursuant to the other provisions of this Section 16.02.

16.03 The delivery to or receipt by parties, other than and in addition to Seller or Purchaser, of copies of any notice, request, demand or other communication hereunder is merely an accommodation and is not necessary or required to make effective the actual giving or receipt by Seller or Purchaser of any notice, request, demand or other communication.

17.    No Assignment.

17.01 Except as provided in Section 17.02, Purchaser shall not have the right to transfer or assign this Agreement or any right or interest herein without the prior written consent of Seller, and any purported assignment or transfer thereof by Purchaser, without the prior written consent of Seller, shall not vest in the transferee or assignee any right, title or interest herein or in the Property.

17.02 Notwithstanding the provisions of Section 17.01, Purchaser may assign this Agreement (i) at any time, to a Purchaser's Affiliate, or (ii) as part of sale and leaseback transaction, which, in either case, Purchaser shall give notice thereof to Seller.

17.03 In the event that, with the prior written consent of Seller or pursuant to Section 17.02, Purchaser shall assign or transfer this Agreement or any right or interest herein, the transferee or assignee shall, by instrument reasonably satisfactory to Seller assume and agree to pay, perform and observe all the covenants, agreements and obligations of Purchaser under this Agreement.

18.    Miscellaneous.  It is further understood and agreed that:

18.01 Time is of the essence of each and every covenant, condition and obligation of this Agreement. Except as herein expressly permitted, neither party hereto shall have the right to extend the Closing, the Closing Date, the date of expiration of any period of time or the date for the performance of any act or the satisfaction of any condition without the written consent of the both parties. Failure by a party hereto to perform timely its covenants, agreements and obligations hereunder, unless waived in writing by the other party hereto, shall be a material default under this Agreement.

18.02 The Section headings of this Agreement and the captions of the Exhibits and Schedules attached hereto are for convenience only and are not intended, and shall not be construed, to alter, limit or enlarge in any way the scope or meaning of the language contained in this Agreement and the Exhibits and Schedules attached hereto.

18.03 If any act hereunder by one party requires reasonably the execution of any documents or papers by the other party, then the other party shall cooperate to that end and execute all such documents and papers, subject to and in accordance with this Agreement.

18.04 Except as otherwise provided herein, this Agreement, including, without limitation, all the Exhibits and Schedules attached hereto, contains the whole agreement between Seller and Purchaser, and there are no other terms, promises, obligations, covenants, warranties, representations, statements or conditions, express or implied, of any kind, and any and all prior negotiations and agreements are hereby superseded by and merged into this Agreement.

18.05 None of the covenants, terms or conditions of this Agreement to be paid, observed and performed by either party shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the parties hereto.

18.06 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute and be taken as one and the same instrument.

18.07 This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida.

18.08     (i)   All the covenants, agreements and provisions contained in the
     Exhibits and Schedules attached hereto shall, by this reference, be incorporated into and made a part of this Agreement.

          (ii) Any reference to this Agreement herein or in any other documents shall, unless the context otherwise requires, or there is any express statement to the contrary, be deemed and construed to encompass this Agreement and all the Exhibits and Schedules attached hereto.

18.09     (i)   This Agreement and all the provisions hereof shall extend to and be binding upon Purchaser, its successors and assigns, but the privileges, rights and benefits herein accruing to Purchaser shall extend and inure only to such successors and assigns of Purchaser permitted as provided in
     Article 17.

          (ii) This Agreement and all the provisions hereof shall extend to, be binding upon and inure to the benefit of Seller, its successors and assigns.

18.10 This Agreement is intended for the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns (pursuant to Article 17 in the case of Purchaser) and no third party shall have any legal or equitable rights, interests, remedies or claims under any provisions of this Agreement or as a result of any action or inaction of any of the parties hereto in connection therewith.

18.11 If the consent or approval of either Seller or Purchaser is required under this Agreement, then unless otherwise herein expressly stated to the contrary, such consent or approval shall not be unreasonably withheld or delayed.

18.12 If the Closing Date, the date of expiration of any period of time or the date for the performance of any act or the satisfaction of any condition, whether specified or determined by formula or calculation, under this Agreement occurs on a Saturday, Sunday or legal holiday in the State of Florida or Illinois, then the Closing Date or such date shall automatically be extended to the next following Business Day in said State.

18.13 All payments made or to be made under or pursuant to this Agreement shall be in the lawful money of the United States of America for the payment of public and private debts and no other money or currency.

18.14 Except for the representations, warranties and covenants of Seller contained in Sections 7.01, 8.02, 13.02, 13.03 and 15, which shall survive the Closing or termination of this Agreement for the period specified in said Section or if not so specified for the Claim Period, and the provisions of
Section 13.02 and 13.03 which shall survive the termination of this Agreement for the Claim Period, the representations, warranties or covenants of Seller contained in this Agreement shall not survive the Closing and/or termination of this Agreement. Except for the representations, warranties and covenants of Purchaser contained in Sections 3.03, 3.04, 7.02, 8.02, 13.01 and 14, the representations, warranties or covenants of Purchaser contained in this Agreement shall not survive the Closing and/or termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused to be executed and delivered on their behalf by their duly authorized and empowered officers (and such officers represent that they are so authorized and empowered), this Agreement as of the day and year written below.


SELLER:                                 PURCHASER:

THE CLASSIC AT WEST PALM BEACH          BROOKDALE LIVING COMMUNITIES,
LIMITED PARTNERSHIP, a Florida          INC., a Delaware corporation
limited partnership
                                        By:
                                               -----------------------------
By: __________________________, a
                                        Name:
                                               -----------------------------
------------------------------
Its: Sole General Partner               Title:
                                               -----------------------------
By:
       -----------------------------    DATED:  _____________________, 1997

Name:
       -----------------------------

Title:
       -----------------------------

DATED:  ____________________, 1997

                                   EXHIBIT A

                               LEGAL DESCRIPTION
                               -----------------

                                   EXHIBIT B

                                   RENT ROLL
                                   ---------

                                   EXHIBIT C

                              LICENSES AND PERMITS
                              --------------------

                                   EXHIBIT D

                               SERVICE CONTRACTS
                               -----------------

                                   EXHIBIT E

                               ESCROW AGREEMENT
                               ----------------



                                                                   July __, 1997

Attorney's Title Insurance Fund, Inc.
1770 N.W. 64th Street
Suite 600
Ft. Lauderdale, FL  33309
Attn:  James W. Bray

Gentlemen:


     Reference is made to the Real Estate Purchase and Sale Agreement dated as of July __, 1997 (the "Agreement"), between the undersigned Seller and Purchaser relating to the sale of certain real estate located in Palm Beach County, Florida, as described in the Agreement. Purchaser this day has deposited with you the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) and may, on or about August 25, 1997, deposit the additional sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00)(the sum held by you hereunder at any time and from time to time is herein referred to as the "Deposit"). The Deposit referred to herein is the Earnest Money required pursuant to Section 2.02 of the Agreement. All terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     You shall hold the Deposit subject to the following terms and conditions:

     1.   INVESTMENT.

          (i) You shall invest the Deposit in such investments as shall be indicated by Purchaser, or in the absence of such direction, in a money market account with a state or federal bank or such other institution as is acceptable to the Purchaser at a location in Palm Beach County, Florida.

          (ii) The Deposit, plus any interest earned from the investment thereof in accordance with the terms of this Escrow Agreement and less any and all transaction or account fees or charges of the depository institution attributable to such investment (such net interest being hereinafter referred to as the "Net Interest" and such total sum being hereinafter referred to as the "Net Sum"), shall be delivered by you to Seller, to Purchaser, or to a court having appropriate jurisdiction in accordance with the terms of this Escrow Agreement.

     2.   DELIVERY.

          (i) You shall deliver the Net Sum in accordance with written instruction signed by both Seller and Purchaser, given at least two (2) business days prior to the time of delivery, specifying the party or parties to whom the same is to be delivered and the time and place where the Net Sum is to be delivered.

          (ii) Except as provided above, if you shall receive written instructions signed by either Seller or Purchaser specifying that it is entitled to receive the Net Sum in accordance with the Agreement and specifying a place where the Net Sum is to be delivered to such party, you shall deliver the same to the designated party against a signed receipt therefor from the receiving party; provided, however, that: (a) you shall have sent a copy of said written instructions to the other party and (b) you shall have received confirmatory instructions from the other party. In the event you shall receive contradictory instructions from the other party, you shall hold the Net Sum in accordance with Paragraph 3 hereof. A failure of the other party to respond to such notice shall be deemed to be contradictory instructions.

          (iii) Upon the delivery of the Net Sum in accordance with this Paragraph 2, you shall thereupon be discharged and released from any and all liability hereunder with respect to the Net Sum.

     3. CONTRADICTORY INSTRUCTIONS OR DISPUTES. In the event: (i) you shall receive or be deemed to have received contradictory instructions from the parties hereto; (ii) there is any dispute between Seller and Purchaser with respect to any matter arising under this Escrow Agreement; or (iii) there shall be any uncertainty as to the meaning or the applicability of any of the provisions hereof or any written instructions received by you pursuant hereto, at your option and at any time thereafter, you may deposit the Net Sum with the Circuit Court of Palm Beach County, Florida. Upon making such deposit, you shall thereupon be discharged and released from any and all liability hereunder and with respect to the Deposit.

     4. NOMINEE. The parties agrees that you are to act as the parties' nominee in investing the funds escrowed pursuant to this Escrow Agreement and in collecting the interest earned on the invested funds on behalf of the parties.

     5. ACTS OR OMISSIONS. The undersigned recognize and acknowledge that you are serving as escrow agent hereunder solely as an accommodation to them, and they each agree that you shall not be liable to either of them for any act or omission hereunder or any matter or thing arising out of your conduct hereunder, except for your willful misfeasance or negligence.

     6. NOTICES. All notices, requests, demands and other communications required or desired to be given hereunder shall be in writing signed by Seller or Purchaser, or their respective authorized agents or attorneys, as the case may be, and shall be deemed to have been properly given if (i) served in person,
(ii) mailed, by United States registered or certified mail, full postage prepaid, return receipt requested (iii) sent by special courier service

(e.g. Federal Express) or (iv) sent by telecopy, provided that in confirmation thereof, an executed original of such notices, requests, demands or other communications are concurrently given by means of any other mode of delivery permitted hereunder, addressed as follows:

     If intended for Seller:      Greystone & Company
                                  1520 West 57th Street
                                  60th Floor
                                  New York, New York 10019
                                  Attn: Ms. Connie Bagley
                                  Telephone No.: (212) 956-2600
                                  Telecopier No.: (212) 956-2244

     With a copy thereof to       Greenberg Traurig
     counsel to Seller:           One Commerce Square
                                  2005 Market Street
                                  Suite 2050
                                  Philadelphia, PA 19103
                                  Attn: Rachel Kipnes
                                  Telephone No.: (215) 988-7800
                                  Telecopier No.: (215) 988-7801

     If intended for              Brookdale Living Communities, Inc.
     Purchaser:                   77 West Wacker Drive
                                  Chicago, Illinois  60601
                                  Attn:  Matthew F. Whitlock
                                  Telephone No.:  (312) 917-4288
                                  Telecopier No.:  (312) 917-0460

                                                    and

                                  Brookdale Living Communities, Inc.
                                  77 West Wacker Drive
                                  Chicago, Illinois  60601
                                  Attn:  Robert J. Rudnik
                                  Telephone No.:  (312) 917-4234
                                  Telecopier No.:  (312) 917-1684

     With a copy thereof to       Burke, Warren, MacKay & Serritella, P.C.
     Purchaser's counsel:         330 N. Wabash Avenue
                                  Chicago, Illinois 60611-3607
                                  Attn: Douglas E. Wambach
                                  Facsimile No.: (312) 840-7900

    If intended for escrow        Attorney's Title Insurance Fund, Inc.
    agent:                        1770 N.W. 64th Street
                                  Suite 600
                                  Ft. Lauderdale, FL  33309
                                  Attn:  James W. Bray
                                  Facsimile No.:  (954) 493-8926

or to such other address in the United States of America as may from time to time be designated by the party to be addressed by notice to the other in the manner hereinabove provided.

     Any notice, request, demand or other communication served (a) as provided in clause 6(1), shall be deemed to have been given and received on the date of actual receipt, (b) as provided in clause 6(ii) or shall be deemed to have been given and received on the earlier of (i) the date of actual receipt, or (2) the third (3rd) business day next following the date of mailing by U.S. registered or certified mail, (iii) as provided in clause 6(iii) on the first
(1st) business day following the date of delivery to such special courier, or
(iv) as provided in clause 6(iv), shall be deemed to have been given and received on the first (1st) business day following transmission.

     The delivery to or receipt by parties, other than and in addition to Seller or Purchaser, of copies of any notice, request, demand or other communication hereunder is merely an accommodation and is not necessary or required to make effective the actual giving or receipt by Seller or Purchaser of any notice, request, demand or other communication.

     7. BINDING EFFECT. This Escrow Agreement shall be binding on all parties and may not be modified or amended orally, but only in writing signed by all parties hereto.

     8. WIRE TRANSFER. Delivery of the Deposit or any portion thereof by you may be made by wire transfer.

     9. AUTHORIZED PERSONS. Either Connie Bagley or Rachel Kipnes is authorized to act on behalf of Seller with respect to all actions hereunder and with respect to all documents to be executed by Seller hereunder. Either of Matthew J. Whitlock or Robert J. Rudnik is authorized to act on behalf of Purchaser with respect to all actions hereunder and with respect to all documents to be executed by Purchaser hereunder.

     10. APPLICABLE LAW. The Escrow Agreement shall be governed by the applicable laws of the State of Florida. Purchaser and Seller hereby submit to personal jurisdiction in the State of Florida for all matters, if any, which shall arise with the respect to this Escrow Agreement, and waive any and all rights under the laws of any other state to object to jurisdiction within the State of Florida or to institute a claim of forum non conveniens with respect to the Circuit Court of Palm Beach County, Florida for the purposes of litigation with respect to this Escrow Agreement.

                                       SELLER:

                                       THE CLASSIC AT WEST PALM BEACH
                                       LIMITED PARTNERSHIP, a

                                       By:
                                           -------------------------------------
                                       Its: Sole General Partner

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                       PURCHASER:

                                       BROOKDALE LIVING COMMUNITIES, INC.,
                                       a Delaware corporation

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


Accepted For the Purpose of Being
Bound Hereby:

Attorney's Title Insurance Fund,
Inc.


By:
    -----------------------------
   Its:
        -------------------------

                                   EXHIBIT F

                            DUE DILIGENCE MATERIALS
                            -----------------------

Building and Zoning Information

 .  Zoning and Compliance Letter;
 .  Final occupancy certificates;
 .  Original building permits;
 .  Copies of any subsequent building permits (assisted living conversion permits);
 .  A letter from local authority stating Property is in no violation or has been issued no citations for code violations;
 .  Area crime report, if available;
 .  All utility information including availability, account numbers deposits on file; and
 .  Final PUD plan or site plan for the Property.


Operating Information

 .  All business and/or operating licenses;
 .  All insurance certificates;
 .  All property tax bills with valuations (past three years);
 .  Current rent roll;
 .  Current budget and scheduled turnover information;
 .  Unit mix breakdown with square footage information for each unit type;
 .  List and copies of all existing service contracts;
 .  Detailed FF&E schedule;
 .  List of all employees with job titles, descriptions, salaries and benefits packages;
 .  List of all member associations and schedule of advertising;
 .  Termite report;
 .  All floor plans and three copies of project brochure;
 .  Staffing plans; and
 .  Management plans.


Financial

 .  Monthly or quarterly financial statements for year end 1995, 1996 and month-
   to-month statements 1997;
 .  Current and next year operating, capital improvements, and capital expense budgets; and
 .  All appraisals of the Property.


Architectural

 .  Geotech report;
 .  As-build architectural and MEP, if available;
 . Termite pest inspection and certificate; and . All maintenance logs.

Environmental Audit

 . Phase One Environmental report, if available; and . Preliminary engineering report, if available.

Collateral Materials

 .  Three copies of all brochures and marketing materials;
 .  Three copies of all standard articles of business stationary;
 .  Three copies of existing residential leases (both independent and assisted living);
 .  All applications for residents, credit check forms, move-in packet, promotional giveaways, and other collateral material;
 .  Samples of all mailers and advertisements;
 .  Schedule and marketing plan; and
 .  Outline of current advertising program.

                                   EXHIBIT G

WARRANTY DEED                    This Document Was Prepared By:
-------------                    ------------------------------

                                 _____________________________
                                 _____________________________
                                 _____________________________
                                 _____________________________


                                 After Recording This Document
                                 Should Be Returned To:
                                 -----------------------------

                                 _____________________________
                                 _____________________________
                                 _____________________________
                                 _____________________________



THIS WARRANTY DEED made the _____ day of __________, A.D. 199____, by

                     [___________________________________]

hereinafter called grantor, to:

                     [___________________________________]

whose post office address is:            ______________________________

                                         ______________________________

and whose federal tax identification number is: _______________________

hereinafter called grantee:

      (Wherever used herein the terms "grantor" and "grantee" include all the parties to this instrument and the heirs, legal representatives and assigns of individuals, and the successors and assigns of corporations.)

     WITNESSETH: That grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable considerations, receipt whereof is hereby acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto grantee, all that certain land situated in Palm Beach County, Florida, viz:

          THE LAND IS DESCRIBED ON EXHIBIT A ATTACHED TO AND MADE A PART OF THIS DEED

Property Appraiser Parcel Identification Number: ______________________________ hereinafter called the Land,

     TOGETHER with (a) all the tenements, hereditaments and appurtenances thereto belonging or in anyway appertaining to the Land, (ii) all easements, rights, interest, claims, reversions and appurtenances belonging to or in any way appertaining to the Land and (iii) all right, title and interest of grantor in and to all real property lying within streets, alleys and other public ways (before or after vacation thereof) contiguous to the Land, but only to the center line of said streets, alleys and other public ways.

     SUBJECT TO the exceptions set forth on Exhibit B attached to and made a part of this Deed,

     TO HAVE AND TO HOLD, the same in fee simple forever,

     AND, except for the exceptions herein set forth, grantor hereby fully warrants title to the Land, and will defend the same against all lawful claims of all persons whomsoever.

     IN WITNESS WHEREOF, grantor has hereunto set its hand and seal the day and year first above written.

Signed, sealed and delivered
in our presence:

______________________________           By:________________________________

Name:_________________________           Name:______________________________

                                         Title:_____________________________
______________________________

Name:_________________________

STATE OF                 )
                         ) SS.
COUNTY OF                )


     The foregoing instrument was acknowledged before me this ___ day of ______________, 1997 by ________________________ on behalf of
______________________________. He/she is personally known to me to be the person whose name is subscribed to the foregoing instrument.



                                         ___________________________________
                                                     Notary Public

My Commission Expires:

______________________________                          (Seal)

                                   EXHIBIT H

                                  BILL OF SALE
                                  ------------

     _________________________________________, a ______________________________
("Seller"), in consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledge, does hereby assign, transfer and set over to __________________________________
("Buyer"):

     All furniture, furnishings, equipment and other tangible personal property owned by Seller that is located at the real property described on attached Exhibit H-1 and used in connection with the management, operation or repair of such real property, including, without limitation, those items described on Exhibit H-2 attached hereto (all of the foregoing are herein collectively called the "Personal Property").

     Seller hereby represents to Buyer that Seller is the absolute owner of the Personal Property, that the Personal Property is free and clear of all liens, charges and encumbrances, and that Seller has full right, power and authority to sell the Personal Property and to make this bill of sale. All warranties of quality, fitness, and merchantability are hereby excluded.

     IN WITNESS WHEREOF, Seller has signed and sealed this bill of sale at __________________________________________ this ______ day of ___________, 1997.

                                           ___________________________________

                                        By:___________________________________

                                        Name:_________________________________

                                        Title:________________________________

STATE OF______________)
                      )  SS
COUNTY OF_____________)

     I,_________________________________________________, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ___________________________________ personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act as _________________________________ of __________________________________, for the uses and purposes therein set forth.

     GIVEN under my hand and official seal, this _____ day of __________, 19___.

                                            ______________________________
                                                    Notary Public
My Commission Expires:
______________________________

                                  EXHIBIT H-1
                                  -----------

                                TO BILL OF SALE
                                ---------------

                               Legal Description

                                  EXHIBIT H-2
                                  -----------

                                TO BILL OF SALE
                                ---------------

                               PERSONAL PROPERTY
                               -----------------

                                   EXHIBIT I

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into as of the _____ day of ________________, 1997, by and among (i) ________________________________________________________ ("Assignor") and (ii)
__________________________________________________________________ ("Assignee").

     1. For and in consideration of the covenants and agreements herein made by Assignee and of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby GRANTS, ASSIGNS, TRANSFERS and SETS OVER to Assignee all of Assignor's right, title and interest, to the extent assignable, in and to any and all leases, equipment leases, contracts, documents, privileges, licenses, permits, trade names, warranties, plans and other rights, described on Exhibit A attached hereto and made a part hereof (the "Assigned Interests") relating to the real property described on Exhibit B attached hereto and made a part hereof (the "Property").

     2. Assignor hereby agrees to pay, and shall indemnify, defend, protect, save and hold forever harmless Assignee from and against, any and all claims, demands, suits, causes of action, controversies, liabilities, costs, expenses and losses, including, without limitation, court costs, expert witness fees and reasonable attorneys' fees and expenses, which Assignee may suffer, incur or sustain, or for which Assignee may become liable or obligated, by reason of or in connection with the failure by Assignor to perform and observe, or the breach or violation by Assignor of, any of the covenants, agreements, conditions and obligations by the Assignor to be performed and observed under and pursuant to the Assigned Interests prior to the date hereof.

     3. Assignee hereby accepts the assignment made by Assignor pursuant to Paragraph 1 hereof, subject to the terms and provisions contained in the Assigned Interests and in consideration of such assignment, hereby agrees with Assignor as follows:

          (a) Assignee hereby assumes and agrees to perform and observe all the covenants, agreements and obligations on the part of Assignor to be performed and observed in respect of the Assigned Interests from and after the date hereof; and

          (b) Assignee hereby agrees to pay, and shall indemnify, defend, protect, save and hold forever harmless Assignor from and against, any and all claims, demands, suits, causes of action, controversies, liabilities, costs, expenses and losses, including, without limitation, court costs, expert witness fees and reasonable attorneys' fees and expenses, which Assignor may suffer, incur or sustain, or for which Assignor may become liable or obligated, by reason of or in connection with the failure by Assignee to perform and observe, or the breach or violation by Assignee of, any of the covenants, agreements, conditions and obligations by the Assignee to be performed and observed in respect of the Assigned Interests.

     4.   It is further understood and agreed that:

          (a) The foregoing Assignment is made by (i) Assignor without representation, warranty, covenant or inducement of any kind or nature whatsoever, express or implied, by or on the part of Assignor and is accepted by Assignee without recourse of any kind or nature against Assignor, except as expressly provided herein; and (ii) Assignee without representation, warranty, covenant or inducement of any kind or nature whatsoever, express or implied, by or on the part of Assignee and is accepted by Assignor without recourse of any kind or nature against Assignee, except as expressly provided herein.

          (b) This Assignment shall extend to, be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

          (c) This assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be taken as one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Assignment as of the day and year first above written.

ASSIGNOR:                     ASSIGNEE:

____________________________, a       BROOKDALE LIVING COMMUNITIES, INC.,
______________________________        a Delaware corporation

By:___________________________        By:_____________________________________
Name:_________________________        Name:___________________________________
Title:________________________        Title:__________________________________

                                   EXHIBIT J

                        MORTGAGEE ESTOPPEL CERTIFICATES
                        -------------------------------


                            _______________, 19____



Attention:



     Re:  The Classic at West Palm Beach
          (the "Premises")

Gentlemen:


     The undersigned ("Lender") acknowledges that it has made a certain loan ("Loan") to _____________ ("Borrower") evidenced by that certain promissory note ("Note") dated _________________ made by Borrower in the original amount of _______________ Dollars ($____________) secured by a first mortgage ("Mortgage") of even date therewith on the Premises and recorded on ________________ with the Recorder of Deeds of Palm Beach County, State of Florida, in Official Record Book ______ at Page _____, as Document No. ______________.

     We understand that you have agreed to purchase the Premises and assume the Loan. The undersigned hereby represents, warrants, covenants and agrees as follows:

     1. We hereby consent to the conveyance of the Premises to you and your assumption of the Loan.

     2. True and accurate copies of the Note, the Mortgage and all other documents evidencing and securing the Loan are attached hereto as Exhibits "A" through "________" (collectively, "Loan Documents").

     3. The Loan Documents are held by the undersigned, are unmodified and in full force and effect.

     4. There is no existing default under the Loan Documents and, to the best of our knowledge, no act or omission which would constitute a default with the giving of notice, passage of time, or both, under the Loan Documents exists on the date hereof.

     5. The Loan is current and in good standing. The balance of the principal owing as the date of this letter is ________________ Dollars ($_______________). Interest will accrue from and after the date of this letter at the rate of $______________ per day until ________________, 1997.
     The next payment of interest and principal is due on ___________, 1997, in the sum of _______________Dollars ($_______) and the maturity date is
     _____________________.


                                         Very truly yours,



                                         By:_____________________
                                            Its:___________________

                                   EXHIBIT K

                               LEASING STANDARDS
                               -----------------


1. All Leases shall be on the standard form of agreement with the tenants and occupants, which is attached hereto as Exhibit K-1.

2. The rent and other charges shall be at the standard or published rental rates ____ currently in effect for the Property, a schedule of which is attached hereto as Exhibit K-2.

3. Each such Lease shall provide for no more than the standard services currently provided to other tenants and occupants of the Property.

4.   No rental shall be paid more than one month in advance of the date due.